Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Announces Pricing for its Cash Tender Offer

DEERFIELD, Ill. – Dec. 3, 2013 – Mondelēz International, Inc. today announced the pricing for its previously announced cash tender offer (the “Tender Offer”) for its 6.500% Notes due 2017 (the “Priority 1 Notes”), 6.125% Notes due 2018 (the “Priority 2 Notes”), 6.125% Notes due 2018 (the “Priority 3 Notes”) and 5.375% Notes due 2020 (the “Priority 4 Notes” and, together with the Priority 1 Notes, the Priority 2 Notes and the Priority 3 Notes, the “Notes”).

The Tender Offer is being made pursuant to an Offer to Purchase, dated November 19, 2013 (the “Offer to Purchase”) and related Letter of Transmittal, also dated November 19, 2013 (the “Letter of Transmittal”), which set forth a description of the terms and conditions of the Tender Offer.

The consideration to be paid in the Tender Offer for each series of Notes has been determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable Reference U.S. Treasury Security specified in the table below and in the Offer to Purchase (the “Tender Offer Yield”). Holders who validly tender and do not validly withdraw Notes at or prior to the Early Tender Deadline (as defined below) that are accepted for purchase will receive the applicable “Total Consideration” listed in the table below, which includes an early tender payment of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Holders who validly tender after the Early Tender Deadline but at or prior to the Expiration Time (as defined below) that are accepted for purchase will receive the Total Consideration listed in the table below minus the Early Tender Premium. In addition, holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date.

Title of Security / CUSIP No.	Aggregate Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Reference Yield	Fixed Spread (Basis Points)	Tender Offer Yield	Total Consideration(2)(3)
6.500% Notes due 2017 (50075NAS3)	$1,500,000,000	$500,000,000	1	0.50% due 7/31/2017	PX5	0.870%	45	1.320%	$1,184.79
6.125% Notes due 2018 (50075NAU8)	$1,403,875,000	$500,000,000	2	0.875% due 1/31/2018	PX6	1.077%	55	1.627%	$1,179.31
6.125% Notes due 2018 (50075NAV6)	$811,457,000	$300,000,000	3	1.375% due 7/31/2018	PX6	1.273%	55	1.823%	$1,192.90
5.375% Notes due 2020 (50075NBA1)	$2,849,960,000	$300,000,000	4	1.375% due 1/31/2020	PX6	1.855%	90	2.755%	$1,147.56

(1)	The applicable page on Bloomberg from which the Lead Dealer Managers will quote the bid side prices of the applicable Reference U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes.
(3)	Includes the Early Tender Premium.

The Tender Offer will expire at 11:59 p.m., Eastern time, on December 17, 2013, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., Eastern time, on December 3, 2013, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration for their tendered Notes. After such time, the Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law. Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, the company expects that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be on December 11, 2013 (the “Initial Settlement Date”), and that settlement for Notes validly tendered and not validly withdrawn after the Early Tender Deadline will be on December 18, 2013.

The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended, terminated or withdrawn in whole or with respect to one or more series of Notes. The amounts of each series of Notes that are purchased on any settlement date will be determined in accordance with the acceptance priority levels and proration procedures described in the Offer to Purchase.

Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more series of Notes. If the Tender Offer is terminated with respect to any series of Notes without Notes of such series being accepted for purchase, Notes of such series tendered pursuant to the Tender Offer will promptly be returned to the tendering holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering holders promptly following the Expiration Time or, if the Tender Offer is fully subscribed as of the Early Tender Deadline, promptly following the Early Tender Deadline.

Prior to the Initial Settlement Date, the company intends to offer and sell new debt securities. The net proceeds of the offering will be used to finance the purchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, and to pay all fees and expenses in connection with the Tender Offer. The company’s obligation to accept for purchase, and to pay for, any Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of (i) the condition that the company receive funds in the notes offering sufficient to purchase all Notes validly tendered (and not validly withdrawn) and accepted for purchase by the company and to pay all fees and expenses in connection with the Tender Offer and (ii) the other conditions described in the Offer to Purchase under the heading “Terms of the Tender Offer—Conditions to the Tender Offer”.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

BofA Merrill Lynch, Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp. and Deutsche Bank Securities Inc. are serving as Lead Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to BofA Merrill Lynch at 888-292-0070 (toll free) or 980-387-3907 (collect), to Credit Suisse Securities (USA) LLC at 800-820-1653 (toll free) or 212-538-2147 (collect), to BNP Paribas Securities Corp. at 888-210-4358 (toll free) or 212-841-3059 (collect) or to Deutsche Bank Securities Inc. at 866-627-0391 (toll free) or 212-250-2955 (collect). Requests for the Offer to Purchase or the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as Tender and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, 212-430-3774; all others toll free at 866-924-2200.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate,

Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “intend,” “expect” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about the terms and conditions of, and completion of, the tender offer or the concurrent notes offering. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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